EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into as of February 28, 2025, by and among Paranovus Entertainment Technology Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Buyer”), BOMIE WOOKOO INC., a corporation organized under the laws of New York (the “Company”), and ten stockholders of the Company (each, a “Seller”, collectively, the “Sellers”). The Buyer, the Company and the Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company has no material operation of its own except for holding two wholly owned subsidiaries, WooKoo LLC (“WooKoo”), a limited liability company organized under the laws of Texas, and Bomie US LLC (“Bomie US”), a limited liability company organized under the laws of New Jersey;

WHEREAS, the Sellers collectively own all the outstanding shares of common stock (the “Equity Interests”) of the Company, no par value each (“Common Stock”);

WHEREAS, based on the valuation report issued by Avista Valuation Advisory Limited, an independent professional firm engaged by the board of directors of the Buyer, as of December 31, 2024, the fair value of the Company’s 100% Equity Interests was $44,000,000 (the “Fair Value of the Company”);

WHEREAS, the Buyer desires to acquire from each Seller 102 of shares of Common Stock as set forth in Schedule I attached hereto (the “Purchased Shares”), to the extent that, immediately after such acquisition (the “Acquisition”), the Buyer will become a stockholder of approximately 51% Equity Interests of the Company and pay the consideration in cash, and each of the Sellers, severally and jointly, desires to sell such Purchased Shares to the Buyer, for a per share purchase price of $220,000 and an aggregate purchase price of $22,440,000 in cash (the “Consideration”), which equals to 51% of the Fair Value of the Company; and

WHEREAS, on or prior to Closing (as defined below), the Buyer shall have obtained its shareholders’ approval to consummate the transaction contemplated herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

ARTICLE I INTERPRETATION

1.1 Defined Terms

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

“Accounts Payable” means all trade and other accounts payable, notes payable (including related party notes or payables) and other debts (excluding, for greater certainty, any current portion of long-term debt) due or accruing by the Company and outstanding as of the 12:01 a.m. (Eastern Time) on the day following the Closing Date;

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“Accounts Receivable” means all trade and other accounts receivable, notes receivable and other debts due or accruing due to the Company outstanding as of the 12:01 a.m. (Eastern Time ) on the day following the Closing Date, including but not limited to retainage under contracts;

“Affiliate” of a Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Benefit Plans” means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (a) sponsored, maintained or contributed to by the Company or to which the Company is party; (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual) or (c) with respect to which the Company has or could have any liability that arises prior to Closing or that relates to events or circumstances that occurred prior to Closing;

“Business” means the business activities of the Company, including digital marketing and e-commerce marketing solutions;

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by law to be closed for business;

“Closing” means the completion of the transactions contemplated by this Agreement. The Closing shall take place at the offices of Hunter Taubman Fischer & Li LLC, 950 Third Avenue, 19th Floor, New York, NY 10022, on the first (1st) Business Day after all the closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Buyer and the Company may agree.

“Closing Date” means the date and time at which the Closing is actually held;

“Condition of the Company” means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs and financial position of the Company;

“Current Liabilities” means accounts payable, accrued expenses including any accrued taxes, customer deposits, accrued wages and benefits payable, and overbillings, if any, but excluding Indebtedness, if any;

“Encumbrances” means all capital lease and operating lease obligations, mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

“Financial Statements” means the Prior Year-End Financial Statements;

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction;

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“Indebtedness” mean (a) any indebtedness or other obligation for borrowed money of the Company, excluding Current Liabilities, (b) payment obligations of the Company for the deferred purchase price for purchases of property outside the Ordinary Course of Business arising in connection with transactions occurring prior to the Closing which are not evidenced by trade payables, (c) payment obligations of the Company under capital leases to which the Company is a party, (d) any off-balance sheet financing of the Company (including any obligation under swap transactions), (e) the aggregate amount of any unfunded or underfunded obligations under any pension, savings, profit sharing or other employee benefit arrangements maintained by the Company; and (f) any unpaid interest, prepayment premiums or penalties accrued or owing on any such indebtedness;

“Intellectual Property” means any intellectual property used in or relating to the Company or the Business, including but not limited to, any invention, patent, trademark, trade name, domain name or other indicia of source, copyright, confidential information, trade secret, whether or not registered, licenses (software or otherwise) and any right to apply for registration of any intellectual property;

“Laws and Regulations” means federal, state, local and foreign statutes, laws, ordinances, regulations, rules, codes, orders, constitutions, treaties, principles of common law, judgments, decrees or other requirements;

“Licenses” has the meaning ascribed thereto in Section 3.1(d)(ii);

“Material Adverse Change” means any change in the business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, employee relations, concessions, rights, liabilities, whether contractual or otherwise, of the Company which is materially adverse to the business or operations of the Company;

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount);

“Person” includes any individual, corporation, limited liability company, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

“Real Property” means the leasehold interests in real property of the Company;

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable;

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all shares or other ownership interests of such entity or (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of shares or other ownership interests upon a liquidation or dissolution of such entity;

“Tax” or “Taxes” mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by any Governmental Entity, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof, whether disputed or not;

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“Tax Returns” includes all returns, reports, claims for refund, information returns, declarations, designations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form), including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed under applicable Laws and Regulations in respect of Taxes;

“Third Party” means any Person other than the Parties;

“Transaction” means the transaction contemplated by this Agreement.

1.2 Schedules

The Schedules that are attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

1.3 Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are stated in lawful currency of the United States of America.

1.4 Choice of Law

All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

1.5 Interpretation Not Affected by Headings or Party Drafting

The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the Schedules and Exhibits hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. The term “including” shall mean including without limitation. The Parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement.

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1.6 Number and Gender

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)	words in the singular number include the plural and such words will be construed as if the plural had been used;

(b)	words in the plural include the singular and such words will be construed as if the singular had been used; and

(c)

words importing the use of any gender include all genders where the context or Party referred to so requires, and the rest of the affected sentence will be construed as if the necessary grammatical and terminological changes had been made.

1.7 Knowledge

Where any representation or warranty contained in this Agreement or any agreement delivered pursuant to this Agreement is expressly qualified by reference to the “Knowledge” of a Party, such qualification shall be deemed to refer to the actual knowledge of such Party and the knowledge such Party would have if it had conducted a reasonable inquiry into the relevant subject matter; provided, with respect to the Sellers and the Company, the phrase “to the Knowledge of the Company” shall be deemed to mean the knowledge of the Seller.

1.8 Time of Essence

Time shall be of the essence of this Agreement.

ARTICLE II

PURCHASE AND SALE; CLOSING PROCEEDS

2.1 Purchase and Sale

Upon surrender and transfer of the Purchased Shares from each Seller to the Buyer, the Buyer shall make the payment to each Seller (or the Seller’s designees) of its applicable Consideration, for an aggregate of $22,440,000 in cash, which equals to 51% of Fair Value of the Company.

ARTICLE III REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties by the Sellers and the Company

Each Seller, severally and jointly (except where specifically indicated herein), and the Company, represent and warrant to Buyer, as of the date hereof, the matters set forth in this Section 3.1, in connection with the completion of the transactions contemplated by this Agreement.

(a)

Valid Existence. The Company is a company duly organized, validly existing and in good standing under the laws of New Jersey, with all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its businesses as now conducted. The Company is duly registered to operate or conduct business in all jurisdictions in which such registration is required under applicable Laws.

(b)

Authority and Binding Obligation. The Company has all corporate requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby. No other actions or proceedings (corporate or otherwise) on the part of each of the Company are necessary to approve and authorize the execution and delivery of this Agreement and all other agreements contemplated hereby to which the Company is a party or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against each of them in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and Regulations affecting creditors’ rights generally and limitations on the availability of equitable remedies.

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(ii)

Each Seller, individually and not severally, represents and warrants that such Seller has all corporate requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which such Seller is a party and to consummate the transactions contemplated hereby and thereby. No other actions or proceedings (corporate or otherwise) on the part of such Seller are necessary to approve and authorize the execution and delivery of this Agreement and all other agreements contemplated hereby to which such Seller is a party or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding agreement of such Seller, enforceable against each of them in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and Regulations affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(c)	Consents and Regulatory Approvals.

(i)

No material consent, approval, waiver, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or Governmental Authorization from, any Governmental Entity is required to be obtained or made by Sellers in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(ii)

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which any Seller is a party or to which any of their properties or operations are subject, or result in the creation of any Encumbrances on the Ordinary Shares.

(d)	Licenses.

(i)

The Company is duly licensed and registered to carry on its business in all jurisdictions in which the nature of its business or the ownership of its assets makes such licenses or registrations necessary;

	(ii)	The Company holds all necessary licenses, permits, registrations and qualifications, (collectively the “Licenses”) in each jurisdiction in which:

(A)	it owns, leases or operates any of its assets or properties; or

(B)

the nature or conduct of the Business or any part thereof or the nature of its assets or properties makes such qualification necessary or desirable to enable the Company to carry on the Business as now conducted or to enable the Company to own, lease or operate its assets or properties.

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All of the Licenses, registrations and qualifications necessary to the operation of the Business are in place and are valid and in full force and effect. The Company has been and is operated in compliance with all terms and conditions of such Licenses and there are no proceedings in progress, pending or, to the Knowledge of any Seller or the Company, threatened, that could result in the revocation, cancellation or suspension of any of such Licenses. True and correct copies of all such Licenses have been provided to Buyer.

(e)

Compliance with Organizational Documents, Agreements and Licenses. The Company has furnished to Buyer complete and accurate copies of the Company’s charter documents, each as amended and/or restated to date (collectively, the “Organizational Documents”). The Company is not in default under or in violation of any provision of its Organizational Documents. The execution, delivery and performance of this Agreement and each of the other agreements contemplated by or referred to herein and the completion of the transactions contemplated hereby by the Company and Sellers will not constitute or result in a violation, breach or default, or cause the acceleration of any obligations under:

	(i)	any term or provision of the Company’s Organizational Documents;

(ii)

the terms of any indenture, Material Contract, agreement (written or oral), instrument or understanding or other obligation or restriction applicable to or binding upon the Company or any Seller or to which the Company or any Seller is a Party; or

(iii)

any term or provision of any of the Licenses or, to the Knowledge of any Seller or the Company, any order of any court, Governmental Entity or any Law and Regulations of any jurisdiction in which the Business is carried on.

(f)

Subsidiary. Except for Bomie US and WooKoo, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other membership interest in any person.

(g)

Minute Books and Corporate Records. The minute books of the Company are true and correct in all material respects and contain the minutes of all meetings and all resolutions of the board of directors, members, and managers of the Company, except where any deficiencies or irregularities in such minute books would not result in a Material Adverse Change.

(h)	Capitalization.

	(i)	All the outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights.

(ii)

No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any capital stock or any other Common Stock of the Company is authorized or outstanding. There are no outstanding (a) capital, equity or voting securities of the Company, (b) securities convertible or exchangeable into Common Stock of the Company, (c) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any capital stock or Common Stock of the Company or (d) equity appreciation, phantom equity, profit participation or similar rights with respect to the Company. The Company has not violated any Laws and Regulations in connection with the offer, sale, issuance or repurchase of any of its capital stock or other equity or debt securities.

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(i)

Financial Records. All material financial transactions of the Company have been recorded in the financial books and records maintained by or for the Company in accordance with past accounting practices of the Company, and such financial books and records, together with all disclosures made in this Agreement, present accurately in all material respects the financial condition and the balance sheet, revenues, expenses and results of the operations of the Company as of and to the date hereof.

(j)

No Litigation. There are no actions, suits, claims, complaints, hearings, arbitrations, investigations or proceedings, whether existing, pending or, to the Knowledge of any Seller or the Company , threatened against or affecting any Seller, the Company, or the Business at law or in equity or before any Governmental Entity or arbitrator. There are no judgments, orders or decrees outstanding against (i) any Seller that would be reasonably likely to prevent, delay or result in the rescission of any of the transactions contemplated by this Agreement, (ii) the Company or (iii) the Business.

(k)

Material Liabilities. Neither any Seller nor the Company has any material liabilities, obligations or commitments of the type required to be reflected on a balance sheet prepared in accordance with past accounting practices of the Company.

(l)

Financial Statements. The Financial Statements have been prepared in accordance with past accounting practices of the Company applied on a basis consistent with previous fiscal years of the Company, and the Financial Statements are true, correct and complete in all material respects and present fairly, in all material respects, the financial condition, assets, liabilities, revenues, expenses and cash flows of the Company’s at the dates thereof and for the periods covered thereby. The Company has no Indebtedness not accurately and correctly reflected in the Financial Statements.

(m)	Absence of Certain Changes or Events. Since the date of the Financial Statements, the Company has not, directly or indirectly:

(i)

to the Knowledge of any Seller and the Company, incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the Ordinary Course of Business, none of which is materially adverse to the Company;

(ii)	created any Encumbrance upon any of its properties or assets;

(iii)	sold, assigned, licensed, transferred, leased or otherwise disposed of any properties or assets, except in the Ordinary Course of Business;

(iv)	purchased, leased or otherwise acquired any properties or assets, except in the Ordinary Course of Business;

(v)	entered into any transaction, contract, agreement or commitment, except in the Ordinary Course of Business;

(vi)	terminated, discontinued, closed or disposed of any plant, facility or operation;

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(vii)

changed the terms and conditions of employment of any employees of the Company, including increasing any form of compensation or other benefits payable or to become payable to any of the employees of the Company, except increases made in the Ordinary Course of Business;

(viii)	changed any remuneration payable or benefits provided to any officer, manager, director, consultant or agent of the Company;

(ix)	suffered any extraordinary loss;

(x)

made or experienced any Material Adverse Change in, or become aware of any event or condition that is likely to result in a Material Adverse Change to, the Condition of the Company or its relationships with the Company’s customers, suppliers or employees;

(xi)

modified, waived, changed, amended, released, rescinded, or terminated any material term, condition, or provision of any contract, lease, agreement, license or other instrument to which it is a party other than in the Ordinary Course of Business;

(xii)

declared or paid any non-cash dividend or made any non-cash distribution upon or with respect to its Common Stock, or made any non-cash payments, transfers or assignments of any rights, property or assets to any Seller or any other Person; or

(xiii)	authorized, agreed or otherwise become committed to do any of the foregoing.

(n)	Commitments for Capital Expenditures. Neither any Seller the Company has committed to make any capital expenditures or authorized any capital expenditures which have not been fulfilled or paid.

(o)

Tax Matters. The Company has filed all foreign, national, municipal, provincial, local tax returns of any kind whatsoever, including its value-added tax (“VAT”) returns, required to be filed by the date hereof. Each of such tax returns reflects the taxes due for the period covered thereby and the Company has paid all such amounts. The Company has no liabilities with respect to the payment of any taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(p)	Intentionally Omitted

(q)

Title to Assets. The Company is the true and lawful owner of and has good and marketable title to all of its assets and properties that are used in the Business of the Company, free and clear of all Encumbrances, except for (i) leased Real Property, (ii) validly licensed Intellectual Property, and (iii) inventory disposed of in the Ordinary Course of Business. Except for lessors of the Real Property and licensed Intellectual Property, no Person other than the Company has any interest (or any right capable of becoming an interest) in any of the assets or property of the Company. The Sellers do not have any interest, legal or beneficial, direct or indirect, in any of the assets or properties of the Company.

(r)	Reserved.

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(s)

Condition of Tangible Personal Property. The tangible personal property comprised of the equipment, furniture, and vehicles of the Company, whether leased or owned, is in good operating condition and repair, reasonable wear and tear excepted. No major repair items are anticipated and the standard preventive maintenance operations have been carried out in accordance with the manufacturers’ recommendations.

(t)	Leased Personal Property. The Company has no leases of personal property used in or relating to the Business.

(u)

Accounts Payable. The Company has provided Buyer with a true, correct and complete list of the Accounts Payable of the Business as of January 31, 2025. All of such Accounts Payable arose in the Ordinary Course of Business.

(v)

Accounts Receivable. The Company has provided Buyer with a true, correct and complete list of the Accounts Receivable of the Business as of January 31,,2025, including an aging of such Accounts Receivable as of such date, both in the aggregate and by customer (0-30 days, 30-90 days and greater than 90 days). With respect to such Accounts Receivable: (i) all of such Accounts Receivable arose in the Ordinary Course of Business, (ii) except to the extent of any reserve for doubtful accounts, all of such Accounts Receivable have been (or will be) collected or, to the knowledge of any Seller or the Company, are collectible (or will be collectible) in the book amounts thereof and (iii) none of such Accounts Receivable are or, to the Knowledge of any Seller or the Company, will be, subject to any claim of offset, recoupment, setoff, or counter-claim, and to the Knowledge of any Seller or the Company there are no specific facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No amount of such Accounts Receivable are or will be contingent upon the performance by the Company of any obligation or contract. Except for trade discounts in the Ordinary Course of Business, no agreement for deduction or discount has been made with respect to any of such accrued receivables.

(w)

Inventory. The Company has provided Buyer a true, correct and complete list of the Company’s owned inventory as of January 31, 2025, of items purchased in advance of the need to incorporate such inventory into a specific job or project (the “Pre-Purchased Inventory”). At Closing, the Company will provide Buyer with an updated list of Pre-Purchased Inventory as of Closing. Such inventory is useable in the Ordinary Course of Business.

(x)

Extraordinary Agreements. The Company is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not a party to any agreement under which the Company agrees to carry on any part of its business in such manner or by which the Company agrees to share any revenue or profit of its business with any other Person. The Company is not party to or bound by any outstanding or executory agreement, contract or commitment out of the Ordinary Course of Business, whether written or oral.

(y)	Material Contracts.

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(i)	The Company has provided to Buyer true and correct copies of the following agreements (each a “Material Contract”) to which the Company is a party:

(A)

any agreement for the purchase or sale of products or for the furnishing or receipt of services (1) which involves more than the sum of $10,000 or (2) in which the Company has granted “most favored nation” pricing provisions or marketing or distribution rights relating to any services, products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(B)	any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;
(C)

any agreement under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) any Encumbrance on any of its assets, tangible or intangible (excluding indebtedness and Encumbrances being paid off, terminated or otherwise satisfied in connection with the Closing);

(D)

any agreement for the disposition of any significant portion of the assets or business of the Company (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

(E)	any agreement concerning confidentiality or non-solicitation;
(F)	any employment agreement, consulting agreement, severance agreement (or agreement that includes provisions for the payment of severance) or retention agreement;
(G)	any agreement involving any current director, manager, officer, or member of the Company;
(H)	any lease or agreement under which the Company is the lessee of, or holds or operates, any personal property owned by any other party, for which the annual rental exceeds $15,000;
(I)	any agreement that prohibits the Company from freely engaging in business anywhere in the world;
(J)	any distributor, sales representative, franchise or similar agreement to which the Company is a party or by which the Company is bound; and
(K)	any other agreement (or group of related agreements) either (A) involving more than $50,000 or (B) not entered into in the Ordinary Course of Business and involving more than $10,000.

(ii)

The Company has made available to Buyer a complete and accurate copy of each Material Contract (as amended to date). With respect to each Material Contract, and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity: (i) the Material Contract is legal, valid, binding and enforceable and in full force and effect against the Company, to the Knowledge of any Seller or the Company, against each other party thereto; and (ii) the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect against the Company and against each other party thereto immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Neither the Company nor, to the Knowledge of any Seller or the Company, any other party, is in breach or violation of, or default under, any such Material Contract, and no event has occurred, is pending or, to the Knowledge of any Seller or the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any other party under such Material Contract.

(iii)	The Company is not party to any oral contract, agreement or other arrangement that, if reduced to written form, would be required to provide under the terms of Section 3(y).

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(z)	Employees.

(i)

The Company has provided to Buyer a true, correct and complete list as of January 31, 2025 of the following information for each employee of the Company, including any employee on leave of absence or layoff status: name; job title; current compensation paid or payable; any change in compensation since                ; vacation accrued; and service credited for purposes of vesting and eligibility to participate Benefit Plans, severance pay, vacation or other plan maintained by the Company. Except as provided to Buyer, no employee is party to any written employment, service or consulting agreement, and all employees of the Company are employed on an at-will basis.

(ii)

The Company has provided to Buyer a true, correct and complete list of any individual independent contractors currently engaged by the Company, along with the position, date of retention and rate of remuneration for each such Person. Except as provided to Buyer, no individual independent contractor is a party to any written agreement or contract with the Company.

(iii)

To the Knowledge of any Seller or the Company, no manager, officer, key employee or significant group of employees of the Company intends to terminate his or her employment with the Company during the twelve (12) month period from and after the date of this Agreement.

(iv)

All employees of the Company have obtained and currently maintain any licenses and permits necessary for each such employee to perform the services currently being performed by such employee on behalf of the Company, and any such licenses and permits are valid and in full force and effect.

(v)

The Company has not materially breached or violated any (1) Laws and Regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such Laws and Regulations respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the immigration status and occupational safety and health requirements, or (2) employment agreement or other agreement covering individual employees; and no claims, controversies, investigations, audits or suits are pending or, to the Knowledge of any Seller or the Company, threatened with respect to such Laws and Regulations or agreements, either by private individuals or by Governmental Entities. The Company has not incurred any liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.

(vi)

The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from the Company’s employees and the Company is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

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(aa)	Reserved.

(bb)	Guarantees, Warranties and Discounts.

(i)

The Company is not party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any Person.

(ii)	The Company has not given any guarantee or warranty in respect of any of the goods and services provided by it, except warranties made in the Ordinary Course of Business.
(iii)

In each of the two (2) years prior to the date hereof, no claims have been made against the Company or the Business for breach of warranty or contract or negligence or for a price adjustment or other concession in respect of any failure to perform services or work.

(iv)

There are no letters of credit, bonds or other financial security arrangements currently in place in connection with any transactions with its suppliers or customers, nor does the Company provide letters of credit, bonds or other financial security arrangements in the normal course of business.

(cc)	Reserved.

(dd)	Reserved.

(ee)

No Material Adverse Change. Since the date of the Financial Statements, there has been no Material Adverse Change in the affairs, operations or Condition of the Company or the Business, and no event has occurred or circumstance exists which may be reasonably expected to result in such a Material Adverse Change.

(ff)

Compliance with Laws. The Company has at all times complied in all material respects, and is currently in material compliance, with all Laws and Regulations that apply to the Company, the Business, the Company’s business practices, employees, operations and any of the Company’s owned or leased real or personal properties, except where the effect of any such non- compliance, individually or in the aggregate, has not had and would not reasonably be expected to result in a Material Adverse Change.

(gg)

Independent Nature of Sellers’ Obligations and Rights. The only relationship among the Sellers is that they are all members of the Company. Nothing contained herein and no action taken by the Seller hereto, shall be deemed to constitute the Seller as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Seller are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any and the Company acknowledges that, to the best of its knowledge, the Seller are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

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(hh)

Customers and Suppliers. The Company  has provided Buyer with list of (a) customers of the Business that purchased from the Company during the calendar year 2024, and the amount of revenues accounted for by such customer during such calendar year, and (b) each supplier to the Company of any significant product or service that would not be able to be obtained from another supplier without unreasonable delay, expense or burden. No such customer or supplier has indicated within the past year that it will stop, or materially decrease the rate of, buying materials, products or services or supplying materials, products or services, as applicable, to the Business.

(ii)

Data Collection. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, “Personal Information”) and any other data, the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable security measures and policies in place to protect all Personal Information and other data collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

(jj)

Broker’s Fees. No broker, investment banker, financial advisor or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller.

(kk)

Disclosure. No representation or warranty contained in this Section 3.1, and no statement contained in any certificate, list, summary or other disclosure document provided or to be provided to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

(qq)

Copies of Documents. Complete and correct copies (including all amendments) of all contracts and other documents required to be provided to Buyer under the terms of this Agreement have been delivered to Buyer.

3.2 Representations and Warranties of the Buyer

(a)	Buyer represents and warrants that as of the date hereof:

(i)

Valid Existence. Buyer is a limited liability company duly organized, validly existing and on active status under the laws of its jurisdiction of organization, with all requisite limited liability company power and authority to and all authorizations, licenses and permits necessary to own and operate its properties and to carry on its business as now conducted.

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(ii)

Authority and Binding Obligation. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and all other agreements contemplated hereby to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and Regulations affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(iii)

Contractual and Regulatory Approvals. Except for in connection with the issuance of the Share Consideration, Buyer is not under any obligation, contractual or otherwise, to request or obtain the consent of any Person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any Governmental Entity are required to be obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the completion of any of the transactions contemplated herein.

(iv)

Compliance with Organizational Documents. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by Buyer and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under any term or provision of the Organizational Documents of Buyer.

(v)

No Proceedings. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf Buyer or others) pending or to the Knowledge of Buyer, threatened, by or against Buyer that relate to the completion of the transaction contemplated by this Agreement, before or by any court or any Governmental Entity.

(vi)	Broker’s Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV COVENANTS

4.1 Covenants by Sellers and the Company

The Sellers and the Company shall cooperate with Buyer with respect to any post-Closing audit and any audit of prior years’ financial statements that may be required by regulatory authorities in the future.

4.2 [Reserved]

4.3 Consents

The Parties shall cooperate with each other and proceed, as promptly as is reasonably practicable, to make any filings (and comply with associated requests for information) and to obtain any necessary consents and approvals from government bodies, regulators, lenders, landlords and other Third Parties, and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the transactions contemplated hereby.

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4.4 Preparation of Tax Returns.

(a)

Buyer and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Company as is reasonably necessary for the filing of all Tax Returns and the making of any election related to Taxes, the preparation of any audit by any Governmental Authority and the prosecution of or defense of any claim, suit or proceeding relating to any Tax Return. Buyer and Sellers agree to maintain or arrange for the maintenance of all records necessary to comply with this Section 4.4(a), including all Tax Returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the applicable statute of limitations (including extensions) for the taxable years to which such Tax Returns and other documents relate and, unless the relevant portions of such Tax Returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement or such longer period as may be required hereof. Any information obtained under this Section 4.4(a) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other Tax-related proceeding. Each Party agrees to afford the other reasonable access to such records during normal business hours.

(b)

(i) The Sellers and the Company shall be liable, jointly and severally, for and shall pay all Taxes, whether assessed or unassessed, applicable to the Company, in each case attributable to all periods prior to the Closing Date; (ii) Buyer liable for and shall pay all Taxes, whether assessed or unassessed, applicable to the Company, in each case attributable to periods beginning on or after the Closing Date; and (iii) all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Company for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) will be apportioned between the Seller, on the one hand, and Buyer, on the other hand, as of the Closing Date based on the number of days of such taxable period on or prior to the Closing Date and the number of days of such taxable period after the Closing Date (it being understood that (x) Each Seller is responsible for the portion of each such Apportioned Obligations attributable to the number of days on or before the Closing Date in the relevant assessment period, (y) Buyer is responsible for the portion of each such Apportioned Obligations attributable to the number of days after the Closing Date in the relevant assessment period, and (z) each Party shall be entitled to reimbursement for the payment of any part of the other Party’s portion of any Apportioned Obligations).

(c)

All refunds of Taxes related to the Company for any period prior to the Closing shall be the property of the Sellers. To the extent that Buyer or the Company receives a Tax refund that is the property of the Sellers to this Section 4.4(c), Buyer shall promptly pay to each Seller an amount of such Tax refund proportional to such Seller’s ownership of the Common Stock prior to the Closing (including any interest thereon actually received from the Governmental Authority).

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ARTICLE V CLOSING

5.1 Closing Arrangements and Conditions

(a)

Subject to the terms and conditions hereof, the Closing shall take place at on the date hereof by the electronic exchange of documents, or at such other place or places as may be mutually agreed upon by all of the Parties.

(b)

Conditions to Buyer’s Obligation to Close. The Buyer’s obligation to consummate the purchase of the Purchased Shares hereunder is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(i)

The representations and warranties of the Sellers and the Company were true and correct in all material respects when made and shall be true and correct in all material respects at the Closing as though made again at the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, including the date hereof, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(ii)

The Sellers and the Company shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects;

(iii)

To the Sellers’ and the Company’s knowledge, no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of governmental authority, which enjoins or prohibits the consummation of this Agreement and shall be in effect;

(iv)

To the Sellers’ and the Company’s knowledge, there shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental authority challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement;

(v)	The Sellers and the Company shall have obtained in a timely fashion any all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement;

(vi)	The Buyer’s shareholders have approved the consummation of the transaction contemplated herein; and

(vii)	The closing deliverables set forth in Section 5.2 shall have been delivered to the Buyer.

(c)

Conditions to the Sellers’ and the Company’s Obligation to Close. The Sellers’ and the Company’s obligation to consummate the sale of the Purchased Shares hereunder is subject to the fulfilment, prior to or at the Closing, of each of the following conditions:

(i)

The representations and warranties of the Buyer were true and correct in all material respects when made and shall be true and correct in all material respects at the Closing as though made again at the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, including the date hereof, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(ii)	The Buyer shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing in all material respects;

(iii)	The Buyer’s shareholders have approved the consummation of the transaction contemplated herein; and

(iv)	The Buyer has deliver the Consideration to each Seller in the amount as set forth in the Schedule I attached hereto.

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5.2 Closing Deliverables

At or before the Closing, the Sellers and the Company, as applicable, shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to Buyer, all agreements, instruments, notices, certificates and other documents, or counterpart signatures thereof, which are required to be delivered by the Sellers and the Company, as applicable, pursuant to the provisions of this Agreement, and Buyer shall execute, or cause to be executed, and shall deliver, or cause to be delivered to the Sellers all directions and all agreements, instruments, notices, certificates and other documents, or counterpart signatures thereof, which Buyer is required to deliver or cause to be delivered pursuant to the provisions of this Agreement, including the following:

(a)	Deliverables to be delivered by the Sellers and the Company:

(i)	this Agreement, duly executed by the Sellers and the Company;

(ii)

certified copies of all necessary Company resolutions, authorizations and proceedings of the directors, members or managers of the Company that are required to be taken or obtained to authorize the execution, delivery and performance of this Agreement and completion of such other transactions contemplated herein;

(iii)	evidence of discharge of all Encumbrances (or arrangements satisfactory to the Buyer thereof); and

(v)	all such other documents and instruments that are incidental to the foregoing as the Buyer may reasonably require.

(b)	Deliverables to be delivered or cause to be delivered by Buyer:

(i)	this Agreement, duly executed by Buyer and the Company;

(ii)	all such other documents and instruments that the Sellers may reasonably require in connection with the transactions contemplated hereby.

ARTICLE VI INDEMNIFICATION

6.1 Indemnity by the Sellers and the Company

Subject to the provisions of the other sections of this Article VI, the Sellers and the Company hereby agree, jointly and severally, to indemnify and hold harmless Buyer and any and all of their officers, directors, managers, members, agents and other Affiliates (collectively, the “Buyer Parties”) from and against any and all claims, losses, damages, costs (including attorneys’ and paralegals’ fees, as well as remediation costs, fines and penalties), expenses and liabilities, of every kind and nature, whether known or unknown, choate or inchoate (collectively, “Losses”), which may be made or brought against any Buyer Party, or which any Buyer Party may suffer or incur as a result of, in respect of or arising out of:

(a)

any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Sellers or the Company in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

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(b)

any non-performance or non-fulfillment of any covenant or agreement on the part of the Sellers or the Company contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

(c)

any liability or obligation of the Sellers or the Company for Taxes, including, without limitation, (i) any Taxes arising as a result of the Seller’s ownership or operation of the Company and the Business prior to the Closing Date, and (ii) any Transfer Taxes or other Taxes which are the obligation of the Sellers under this Agreement, as a transferee or successor, by contract, or otherwise; and

6.2 Indemnity by Buyer

Buyer hereby agrees to indemnify and hold harmless the Sellers and the Company, any and all of their respective officers, directors, managers, members, agents and other Affiliates (the “Seller Parties”) from and against any Losses which may be made or brought against the Seller Parties or which the Seller Parties may suffer or incur as a result of, in respect of or arising out of:

(a)

any non-performance or non-fulfillment of any covenant or agreement on the part of Buyer contained in this Agreement or in any document given thereby in order to carry out the transactions contemplated hereby; and

(b)

any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by Buyer contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

ARTICLE VII

GENERAL PROVISIONS

7.1 Further Assurances

Each of the Company, the Sellers and Buyer hereby covenant and agree that, at any time and from time to time after the Closing Date, such Party will, upon the request of any other Party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better carrying out and performance of all the terms of this Agreement.

7.2 Remedies Cumulative

Except as otherwise provided in Article VI, the rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

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7.3 Notices

(a)

Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any Party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

(i)	delivered via courier to such Party; or
(ii)	sent to the Party entitled to receive it by mail, postage prepaid; or
(iii)	delivered via email to such Party.

(b)	Notices shall be sent to the following addresses:

Sellers: to the address and email as set forth in each Seller’s signature page hereto.

Company:

Bomie Wookoo Inc

747 Third Avenue, STE 3501, New York, NY, 10017

Attn: Young Zhang, CFO

Email: yzhang@bomieus.com

Buyer:

Paranovus Entertainment Technology Ltd.

250 Park Avenue, 7th Floor, New York, NY 10177

Attn: Ling Guo, Chief Financial Officer

Email: Ling@pavs.ai

With a copy (for informational purposes only) to the Buyer’s Counsel:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Joan Wu, Esq.

Email: jwu@htflawyers.com

Or to such other address as the Party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this Section 7.3(b), have communicated to the Party giving or sending or delivering such notice, designation, communication, request, demand or other document.

If delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery; and if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received on the fifth (5th) Business Day following the date of mailing.

7.4 Counterparts

This Agreement may be executed in a number of counterparts; all of which when taken together shall be considered on and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.5 Expenses of Parties

Except as otherwise expressly provided herein, the Parties hereto shall pay their own respective expenses incident to the preparation of this Agreement and to the consummation of the transactions provided for herein.

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7.6 Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, as the case may be. Notwithstanding the foregoing, however, this Agreement may not be assigned by the Seller, and may not be assigned by Buyer except to another entity under common control with Buyer upon prior written notice to the Seller. Nothing herein, express or implied, is intended to confer upon any Person, other than the Parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.7 Entire Agreement

This Agreement, attached Exhibits, together with any confidentiality agreement entered into in respect of the Company prior to the date of this Agreement, constitute the entire agreement between the Parties hereto and, except as otherwise stipulated herein, supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

7.8 Survival

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall survive the Closing and shall continue in full force and effect. Closing shall not prejudice any right of one Party against the other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

7.9 Additional Remedies

Each of the Parties hereto acknowledges and understands that non-performance or threatened non-performance of the covenants contained herein may not be compensable in damages. Accordingly, each of the Parties agrees and accepts that any adverse Party may, in addition to any other remedy for relief, enforce the performance of any covenant of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damages to such Party or notwithstanding that damages may be readily quantifiable and each of the Parties agrees not to plead sufficiency of damages as a defense in any proceeding for such injunctive relief brought by the other Party.

7.10 Severability

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified

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7.11 Waiver

Any Party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such Party.

7.12 Submission to Jurisdiction

Any action, suit or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in any state or federal courts located in New York, New York, and each of the Parties consents to the exclusive jurisdiction of such courts in any such action, suit or proceeding and waives any objection to venue laid therein. Each of the Parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with this Agreement does not constitute good and sufficient service of process.

7.13 Amendments

No modification or amendment to this Agreement may be made unless agreed to by the Parties hereto in writing.

[signature page follows]

22

BUYER:
Paranovus Entertainment Technology Ltd.

By:
Name: Ling Guo
Title: Chief Financial Officer

[Signature Page to the Acquisition Agreement]

23

COMPANY:
Bomie Wookoo Inc.

By:
Name:
Title: Chief Executive Officer

 [Signature Page to the Acquisition Agreement]

24

SELLER:

[NAME]

[ADDRESS]

[EMAIL]

By:

[Signature Page to the Acquisition Agreement]

25

Schedule I

Name of the Sellers	Number of Purchased Shares	Consideration ($)
Ang Lu	13	2,860,000.00
Zhizhong Zhang	7	1,540,000.00
Jue Wang	26	5,720,000.00
Bin Wang	8	1,760,000.00
Lannan Wu	7	1,540,000.00
Xia Wang	7	1,540,000.00
Liping Wang	7	1,540,000.00
Guiliang Sun	7	1,540,000.00
Ying Yang	13	2,860,000.00
Na Lin	7	1,540,000.00
Total	102	2,860,000.00

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